UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):
October 12, 2004

UTi Worldwide Inc.
(Exact name of Registrant as Specified in its Charter)

000-31869
(Commission File Number)

British Virgin Islands (State or Other Jurisdiction of Incorporation or Organization) 9 Columbus Centre, Pelican Drive Road Town, Tortola British Virgin Islands	N/A (IRS Employer Identification Number) c/o UTi, Services, Inc. 19500 Rancho Way, Suite 116 Rancho Dominguez, CA 90220 USA

(Addresses of Principal Executive Offices)

310.604.3311
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

UTi Worldwide Inc.

Current Report on Form 8-K
October 12, 2004

Item 1.01 Entry into a Material Definitive Agreement

On October 12, 2004, UTi Worldwide Inc., a British Virgin Islands company, which we refer to as UTi or the company, and 6289541 Canada Inc., a Canadian corporation and UTi’s indirect wholly owned subsidiary, which we refer to as UTi Canada, entered into a Share Purchase Agreement with the shareholders of Unigistix Inc., a New Brunswick, Canada, corporation, which we refer to as Unigistix, to effect the acquisition by UTi Canada of all of the issued and outstanding common shares of Unigistix, a provider of contract logistics services. For information regarding the terms and conditions of the Share Purchase Agreement, please see UTi’s disclosure under Section 2, Item 2.01 of this Current Report on Form 8-K and the Share Purchase Agreement, attached as Exhibit 2.1 to this Current Report, which are incorporated into this Item 1.01 by reference.

Neither UTi nor any of its affiliates has any material relationship with the shareholders of Unigistix, other than in respect of the Share Purchase Agreement and the transactions contemplated thereby.

Item 2.01 Completion of Acquisition or Disposition of Assets

On October 12, 2004, in a transaction that was closed simultaneously with the execution of the Share Purchase Agreement (as described in Item 1.01 above), UTi Canada completed the acquisition of all of the issued and outstanding common shares of Unigistix. The initial purchase price for the Unigistix shares was approximately 93.5 million cash in Canadian dollars, or CA$93.5 million (approximately US$74.5 million at current exchange rates). Out of the initial purchase price, approximately CA$18.5 million was used to pay off Unigistix’s outstanding bank debt and approximately CA$4.1 million was used to pay certain transaction fees and expenses on behalf of Unigistix (approximately US$14.7 million and US$3.3 million, respectively, based on current exchange rates). The initial purchase price is subject to upward or downward adjustment based on a final determination of Unigistix’s working capital as of the closing date. In addition to the purchase price paid at closing, UTi Canada has agreed to pay the former shareholders of Unigistix up to an additional CA$6.0 million under the terms of an earn-out provision if the acquired business achieves specified profitability targets over the next two years. Up to fifty percent of this additional earn-out consideration may, at UTi’s option, be paid by the issuance of restricted ordinary shares of UTi. In connection with the transactions contemplated under the Share Purchase Agreement, UTi Canada entered into certain employment, bonus and non-competition arrangements with certain members of Unigistix’s current management team and certain selling shareholders. Neither UTi nor any of its affiliates has any material relationship with the shareholders of Unigistix, other than in respect of the Share Purchase Agreement and the transactions contemplated thereby.

The foregoing description of the Share Purchase Agreement is qualified in its entirety by reference to the Share Purchase Agreement, dated October 12, 2004, which is attached as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities

Under the terms of the Share Purchase Agreement (described in Item 1.01 and Item 2.01 above), UTi

Canada has agreed to pay the former shareholders of Unigistix up to an additional CA$6 million in consideration if the acquired business achieves specified profitability targets over the next two years. Up to fifty percent of this additional consideration may, at UTi’s option, be satisfied by the issuance of restricted ordinary shares of UTi. At the time of issuance of the UTi ordinary shares as part of the earn-out consideration, if any, the number of shares to be issued will be determined based on a twenty–day closing price average. Any shares which are issued as part of the earn-out consideration will be issued pursuant to an exemption under Section 4(2) of the Securities Act of 1933, as amended.

Item 7.01. Regulation FD Disclosure

UTi issued a news release dated October 12, 2004, announcing its acquisition of Unigistix. The news release is attached as Exhibit 99.1 to this Current Report on Form 8-K. Exhibit 99.1 to this Current Report shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. Registration statements or other documents filed with the Securities and Exchange Commission shall not incorporate Exhibit 99.1 by reference.

Item 9.01. Financial Statements and Exhibits

(a) Financial Statements of Business Acquired

     Not applicable.

(b) Pro Forma Financial Information

     Not applicable.

(c) Exhibits

Exhibit	Description
2.1*	Share Purchase Agreement, dated as of October 12, 2004, among UTi Worldwide Inc., 6289541 Canada Inc., and the other parties named therein(1)
99.1	News Release dated October 12, 2004

*	Certain confidential portions of this exhibit have been omitted pursuant to a request for confidential treatment. Omitted portions have been filed separately with the Securities and Exchange Commission.

(1)	The exhibits and schedules to the Share Purchase Agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. UTi will furnish copies of any of the exhibits and schedules to the Securities and Exchange Commission upon request.

Safe Harbor Statement

Certain statements in this Current Report on Form 8-K or in the news release may be deemed to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The company intends that all such statements be subject to the “safe-harbor” provisions contained in those sections. Such statements may include, but are not limited to, the company’s discussion of its contract logistics objectives and growth strategies, estimates regarding the annual net revenue run rate for Unigistix, the amount of the post-closing working capital adjustment and future additional payments to the sellers. Many important factors may cause the company’s actual results to differ materially from those discussed in any such forward-looking statements, including increased competition; integration risks associated with acquisitions; the effects of changes in foreign exchange rates; uncertainties and risks associated with the company’s operations in South Africa; general economic, political and market conditions, including those in Africa, Asia and Europe; risks of international operations; the success and effects of new strategies, disruptions caused by epidemics, conflicts, wars and terrorism; and the other risks and uncertainties described in the company’s filings with the Securities and Exchange Commission. Although UTi believes that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate and, therefore, there can be no assurance that the results contemplated in forward-looking statements will be realized. In light of the significant uncertainties inherent in the forward-looking information included herein, the inclusion of such information should not be regarded as a representation by UTi or any other person that UTi’s objectives or plans will be achieved. The historical results achieved by the company are not necessarily indicative of its future prospects. UTi undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UTi Worldwide Inc.
Date: October 15, 2004	By:	/s/ Roger I. MacFarlane
Roger I. MacFarlane
Chief Executive Officer and Director

EXHIBIT INDEX

Exhibit	Description
2.1*	Share Purchase Agreement, dated as of October 12, 2004, among UTi Worldwide Inc., 6289541 Canada Inc., and the other parties named therein(1)
99.1	News Release dated October 12, 2004

*	Certain confidential portions of this exhibit have been omitted pursuant to a request for confidential treatment. Omitted portions have been filed separately with the Securities and Exchange Commission.

(1)	The exhibits and schedules to the Share Purchase Agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. UTi will furnish copies of any of the exhibits and schedules to the Securities and Exchange Commission upon request.